Exhibit 8.1

To:

TiGenix NV

Romeinse straat 12/2

3001 Leuven

Belgium

Brussels, December 5, 2016

Dear Sirs

TiGenix NV — Initial Public Offering of ADSs

1.                                      Introduction

1.1                               We have acted as Belgian legal counsel to TiGenix NV, a limited liability company (“naamloze vennootschap”) with registered office at Romeinse straat 12/2, 3001 Leuven, registered with the Crossroads Bank of Enterprises under enterprise number 0471.340.123 (the “Company”) as to matters of Belgian law in connection with the Company’s registration statement on Form F-1 (the “Registration Statement”), including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), in respect of the Company’s proposed initial public offering (the “IPO”) of American Depository Shares, representing new ordinary shares of the Company (the “Offer Shares”) covered by the Registration Statement to which this opinion is an exhibit.

1.2                               The Offer Shares will comprise:

(a)                                 new ordinary shares with no nominal value to be issued by the Company pursuant to a capital increase with cancellation of the preferential subscription rights of existing shareholders resolved by the Company’s board of directors on December 5, 2016 (the “New Shares”); and

(b)                                 additional new ordinary shares with no nominal value to be issued at the option of the underwriters in order to cover over-allotments (the “Additional Shares”).

2.                                      Belgian Law — Limitations

2.1                               This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it.

2.2                               This opinion letter sets out our opinion on certain matters of Belgian tax law in force as at today’s date and as generally interpreted and applied by the Belgian courts and authorities on the same date. This opinion may be affected by amendments to the tax law or to the regulations thereunder or subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect for the current tax assessment period. The opinion and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with, Belgian tax law. Unless otherwise specifically stated herein, we do not express any opinion on public international law or on the rules promulgated under or by any treaty organisation, except insofar as such rules are directly applicable in Belgium. We do not give any opinion on factual matters. This opinion is

Osborne Clarke BV CVBA, Marnixlaan 23 Avenue Marnix, 1000 Brussels  T +32 2 515 9300  F +32 2 512 4200 | VAT BE 0525.998.534 RPR / RPM Brussels

given on the basis that we have no obligation to notify any addressee of this opinion of any change in Belgian law or its application after the date of the opinion.

2.3                               In this opinion, Belgian legal concepts are expressed in English terms. These concepts may not be identical to the concepts of other jurisdictions which are using the same terms in English. All legal concepts used or referred to in this opinion should be exclusively interpreted according to their respective meaning under the laws of Belgium.

2.4                               As Belgian lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Registration Statement (as defined below) under any applicable law other than Belgian law and the obligations of the parties thereto, and we have made no investigation of such meaning and purport. Our review of the Registration Statement has therefore been limited to the terms of such document as they appear to us on their face.

3.                                      Documents Reviewed

For the purpose of rendering this opinion, we have examined and relied upon the following document only (the “Document”): a copy of the Registration Statement, dated December 5, 2016.

Except for the document mentioned in this section 3, we have not, for the purposes of this opinion, examined any contracts, instruments or other documents entered into by or affecting the parties or any corporate records of the parties and have not made any other inquiries concerning the parties.

4.                                      Assumptions

4.1                               We have not in connection with this opinion made any independent review or investigation of factual matters and we have relied upon the representations and warranties of the various parties as to matters of objective fact, or the reasonableness of any statements of opinion or intention, contained in the document mentioned in section 3 above. We have examined certified, ordinary, scanned or facsimile copies of the document mentioned in section 3 above as executed by the parties, and we have assumed the conformity thereof to the originals and the genuineness of all signatures.

4.2                               In preparing this opinion, we have also assumed, without any investigation, that:

(a)                                  the statements of fact contained in the documents mentioned above are accurate and complete;

(b)                                 documents examined by us in draft form have been and, for those that have not been executed yet, will be executed substantially in such form on or before the delivery of the Offer Shares to the underwriters under the underwriting agreement;

(c)                                  the Document has been executed by the persons whose names are indicated thereon as being the names of the signatories or, if such names are not indicated, by the persons authorised to execute such documents, and we have assumed the legal capacity (“bekwaamheid”) of the natural persons executing such documents;

(d)                                 the principal place of business (“voornaamste vestiging”) and the place of effective management of the Company are located in Belgium and the Company is fiscally resident in Belgium;

(e)                                  none of the documents furnished to us has been amended, supplemented or terminated;

(f)                                   no person will conduct activities on behalf of the Company other than as contemplated by the Document;

(g)                                  for purposes of the domestic Belgian tax legislation, the owners of ADSs will be treated as the owners of the ordinary shares represented by such ADSs; and

(h)                                 there are no facts that have not been disclosed to us which would affect this opinion.

5.                                      Opinion

Based on and subject to the foregoing we are of the opinion that the legal statements set forth in the Registration Statement under the heading ‘‘Taxation-Belgian Taxation’’ insofar as such statements discuss the material Belgian tax consequences of the ownership of ADSs by a U.S. holder of ADSs, represent our opinion with respect to and limited to the matters and qualifications referred to therein.

6.                                      Beneficiary and reliance

6.1                               This opinion may only be relied upon in connection with the Registration Statement by the Company and by the purchasers to whom the Offer Shares have been allocated as part of the IPO. However, purchasers of the Offer Shares should consult their own tax advisors or counsel, particularly with respect to the personal tax consequences of the investment, which may vary for investors in different situations.

6.2                               This opinion is delivered by Osborne Clarke BV CVBA and to the extent that the delivery of this opinion would give rise to any liability to a person referred to in paragraph 6.1 above, only Osborne Clarke BV CVBA will incur such liability, with the exclusion of the personal liability of any partner, lawyer, consultant or employee of Osborne Clarke BV CVBA.

6.3                               The opinions expressed in this opinion are to be construed and interpreted in accordance with Belgian law. The competent courts at Brussels, Belgium have exclusive jurisdiction to settle any issues of interpretation or liability arising out of or in connection with this opinion and all matters related to the legal relationship between yourself and Osborne Clarke BV CVBA, as well as between the purchasers of the Offer Shares and Osborne Clarke BV CVBA, including the above submission to jurisdiction, are governed by Belgian law.

6.4                               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the section “Legal Matters” in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ Osborne Clarke BV CVBA

Osborne Clarke BV CVBA